                                                                   EXHIBIT 10.25
                                                                   -------------
                                LOAN AGREEMENT
                                --------------

     This LOAN AGREEMENT (this "Agreement"), dated as of October __, 1999, is
                                ---------
made and entered into by and between MERCANTILE BANK NATIONAL ASSOCIATION, a national banking association ("Bank"), and SUPERTEL HOSPITALITY, INC., a
                               ----
Delaware corporation ("SHI"). The following recitals form the basis of this
                       ---
Agreement and are made a material part hereof:

          A. SHI is the owner of fee simple title to the six hotel properties (collectively, the "Properties") legally described on Exhibit A through Exhibit
                    ----------                        ---------         -------
F attached hereto.
-

     B. SHI has requested that Bank make a loan in the aggregate principal amount of $6,700,000.00 (the "Loan") to refinance the existing mortgage
                              ----
indebtedness which, prior to the date hereof, has been secured by the Properties and three other hotel properties.

     C. Within several days after the funding of the Loan, SHI anticipates that SHI will merge with and into HH Trust and that HH Trust will convey the Properties to HHLP.

     D. Bank is willing to make the Loan to SHI on the terms and subject to the conditions below.

     NOW, THEREFORE, in consideration of the above recitals, the mutual covenants and agreements herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                I.  DEFINITIONS
                                    -----------

     1.1  Incorporation and Definitions.  The foregoing recitals and all
          -----------------------------
exhibits hereto are hereby made a part of this Agreement. The underlined and capitalized terms and phrases set forth in this Section 1.1 have the following meanings in this Agreement:

     "Agreement Term" means the period during which any portion of the Loan
      --------------
remains outstanding.

     "Batesville Property" means the land legally described on Exhibit A
      -------------------                                      ---------
attached hereto, together with all building, improvements, furniture fixtures, and equipment located thereon, together with all personal property (both tangible and intangible) owned by Borrower used or useful in connection with the operation of a hotel thereon, all as more particularly described in the Deed of Trust of said Property, excluding, however, the Excluded Assets.

     "Borrower" means (i) on the date hereof and at all times until the
      --------
effectiveness of the Merger, SHI, (ii) upon the effectiveness of the Merger, HH Trust, and (iii) upon the effectiveness of the Post Merger Transfer, HH Trust and HHLP, jointly and severally.

     "Borrower's Obligations" means all obligations, warranties,
      ----------------------
representations, agreements, covenants and liabilities of SHI, HH Trust and HHLP to Bank (including, without limitation, the obligation to repay the Loan and all interest thereon) whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable, however evidenced, created, incurred, acquired or owing and however arising, whether under this Agreement, the other Loan Documents or by operation of law or otherwise.

      "Business Day" means any day except a Saturday, Sunday or legal holiday
       ------------
observed by Bank.

     "Change of Control" means the occurrence of any Person or group (other
     -----------------
than a Permitted Investor), determined in accordance with Section 13(d) of the Exchange Act, which, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, having become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of shares of the stock of SHI (before the Merger) or HH Trust (at any time) representing at least 25% of the voting stock of such entity.

     "Closing" means the closing of the transactions contemplated herein and the
      -------
funding of the Loan.

     "Closing Date" means the date of this Agreement.
      ------------

     "Debt Service Coverage Ratio" means, for any period, the quotient obtained
      ---------------------------
by dividing (a) the amount of the aggregate Net Cash Flow Available for Debt Service generated by all of the Properties during such period, by (b) the amount of debt service payments (principal and interest) which would be required to be made hereunder during such period. For purposes of the foregoing and for determining the Loan to Value Ratio, the phrase, "Net Cash Flow Available for
                                                  ---------------------------
Debt Service" means, for any period, the amount of all income generated from the
------------
Properties (excluding insurance proceeds, condemnation awards and other nonrecurring items of income or extraordinary items) reduced by the amount of all expenses which were directly related to the ownership, operation or maintenance of the Properties, including, without limitation, real estate taxes, liability and property insurance premiums, repair costs, utility costs, the amortized portion of capital expenses, wages and benefits, franchise fees and royalties and advertising expenses. For purposes of the foregoing, the term "expenses" shall (i) include a management fee (regardless of whether such amount
 --------
is actually paid) of four percent (4%) of room revenue (excluding taxes) and an FF&E reserve (regardless of whether such amount is actually paid) of six percent (6%) of room revenue, and (ii) exclude any interest expense related to repayment of the Loans, unamortized capitalized expenditures, depreciation and amortization and income taxes. For purposes of the foregoing, the SHMI Leases shall be disregarded.

     "Deeds of Trust" means those certain deeds of trust (or mortgages) and
      --------------
security agreements, dated as of the date hereof, granted by SHI for the benefit of Bank and covering each Property, as the same may be amended from time to time; and "Deed of Trust" means any one of the Deeds of Trust.
           -------------

     "Default" means any event or circumstance which, with the giving of notice
      -------
the passage of time, or both, would constitute an Event of Default.

     "Default Rate" means three percent (3%) over the Interest Rate.
      ------------

     "E & P REIT Trust Transaction" means that certain transaction described on
      ----------------------------
Exhibit G attached hereto.

     "Existing Debt" means the indebtedness of SHI to Bank in existence prior to
      -------------
the Closing.

     "Event of Default" means any event described in this Agreement as
      ----------------
constituting an Event of Default, including, without limitation, those events described in Section 6.1 herein.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.
      ------------

     "Excluded Assets" means, with respect to any Property, Books and Records,
      ---------------
the Intellectual Property and the Current Assets of SHI which will be transferred to SHMI pursuant to that certain Purchase and Sale Agreement dated June 11, 1999, or which may become the property of SHMI after the date of such transfer. For purposes of the foregoing, (i) "Books and Records" shall mean original or true and complete copies of all books, records, files, data and information of SHI, including, without limitation, financial and accounting records, purchase orders and invoices, reservation log books, credit and collection records, correspondence and miscellaneous records and all other general correspondences; (ii) "Current Assets" shall mean all assets of SHI that are property characterized as current assets in accordance with GAAP, including accounts receivables, notes receivables, cash and cash equivalents, prepaid expenses, including prepaid franchise fees; and (iii) "Intellectual Property" means the following categories of intellectual property owned by SHI and used in or necessary or desirable for the operation of the hotel at such Property: (a) all inventions, patents and patent applications, (b) all registered and unregistered trademarks, service marks, trade dress, logos, trade names and brand names, and any combination of such names, including all goodwill associated therewith and all applications, registrations and renewals in connection therewith, (c) all copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith, (d) all trade secrets and confidential business information (including ideas, research and development, know-how, compositions, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and market plans and proposals), (e) all computer software and source codes (including hard copy and soft copy as well as all data and related documentation), (f) all financial models, (g) all accounting systems, and (h) all other intellectual or industrial property.

     "Fayetteville Property" means the land legally described on Exhibit B
      ---------------------                                      ---------
attached hereto, together with all building, improvements, furniture fixtures, and equipment located thereon, together with all personal property (both tangible and intangible) owned by Borrower used or useful in connection with the operation of a hotel thereon, all as more particularly described in the Deed of Trust of said Property, excluding, however, the Excluded Assets.

     "Franchise Agreements" means those certain franchise agreements executed by
      --------------------
and between SHI and Super 8 Motels, Inc., for each Property.

     "Franchisor" means Super 8 Motels, Inc.
      ----------

     "HHLP" means Humphrey Hospitality Limited Partnership, a Virginia limited
      ----
partnership.

     "HHRT" means Humphrey Hospitality REIT Trust, a Maryland trust.
      ----

     "HH Trust" means Humphrey Hospitality Trust, Inc., a Virginia corporation.
      --------

     "Interest Rate" means a fixed rate of interest equal to eight and three
      -------------
tenths percent (8.30%) per annum.

     "Kirksville Property" means the land legally described on Exhibit C
      -------------------                                      ---------
attached hereto, together with all building, improvements, furniture fixtures, and equipment located thereon, together with all personal property (both tangible and intangible) owned by Borrower used or useful in connection with the operation of a hotel thereon, all as more particularly described in the Deed of Trust of said Property, excluding, however, the Excluded Assets.

     "Laws" means all Federal, state and local laws, rules, regulations,
      ----
ordinances, codes, orders, decrees or requirements.

     "Leases" means any and all leases or occupancy agreements affecting any one
      ------
or more of the Properties; and "Lease" means any such lease or occupancy
                                -----
agreement.

     "Loan" means the Loan in the Loan Amount to be made pursuant to this
      ----
Agreement.

     "Loan Amount" means Six Million Seven Hundred Thousand and NO /100 Dollars
      -----------
($6,700,000.00).

     "Loan Documents" means this Agreement, the Note, the documents specified in
      --------------
Article III hereof and any other instruments evidencing, securing or guaranteeing obligations of Borrower or any Obligor under the Loan, as the same may be amended, restated or renewed from time to time.

     "Loan Expenses" is defined in Section 5.7.
      -------------

     "Loan Proceeds" means all amounts advanced, or to be advanced, as part of
      -------------
the Loan, whether advanced directly to Borrower or otherwise.

     "Loan to Value Ratio" means as of any date a percentage equal to a
      -------------------
fraction, the numerator of which is the outstanding principal balance of the Loan on such date, and the denominator of which is the value of the Properties. For purposes of the foregoing, the value of the Properties shall be determined as of any date by dividing Net Cash Flow Available for Debt Service for all the Properties for the twelve (12) month period ending on such date by twelve percent (12%).

     "Maturity Date" means October 31, 2004.
      -------------

     "Merger" means the merger of SHI with and into HH Trust as contemplated in
      ------
the Merger Agreement.

     "Merger Agreement" means that certain Agreement and Plan of Merger, dated
      ----------------
as of June 11, 1999, by and between HH Trust and SHI.

     "Mountain Home Property" means the land legally described on Exhibit D
      ----------------------                                      ---------
attached hereto, together with all building, improvements, furniture fixtures, and equipment located thereon, together with all personal property (both tangible and intangible) owned by Borrower used or useful in connection with the operation of a hotel thereon, all as more particularly described in the Deed of Trust of said Property, excluding, however, the Excluded Assets.

     "Note" means that certain promissory note, dated as of the date hereof, in
      ----
the original principal amount of the Loan Amount, and made by SHI payable to the order of Bank, which shall evidence the Loan, as the same may be amended, renewed, modified, or replaced from time to time.

     "Obligor" means the SHI and any other person primarily or secondarily
      -------
liable for repayment of the Loan including, without limitation, HH Trust, HHRT and HHLP upon the effectiveness of the Merger.

     "Permitted Exceptions" means those title exceptions specified in Schedule B
      --------------------
to the Title Policies.

     "Permitted Investor" means any broker, dealer, bank, insurance company,
      ------------------
investment company or advisor, employee benefit plan or other institutional investor directly or indirectly owning shares of stock of SHI before the Merger or HH Trust at any time to the extent such Person acquires such ownership in the ordinary course of its business and acquires and continues to hold such ownership not with the purpose nor the effect of changing or directing the control, management or policies of SHI or HH Trust.

     "Person" means any individual or entity including, without limitation, any
      ------
corporation, partnership, trust, limited liability company, joint venture or governmental entity.

     "Post Merger Transfer" means the conveyance of title to each of the
      --------------------
Properties from HH Trust to HHLP which is anticipated to occur within thirty days after the effectiveness of the Merger.

     "Post Merger Transfer Documents" means all deeds, assignment, and other
      ------------------------------
documents and agreements executed and delivered to effectuate the Post Merger Transfer.

     "Properties" means collectively, the Fayetteville Property, the Batesville
      ----------
Property, the Mountain Home Property, the Russellville Property, the Kirksville Property and the Sedalia Property; and "Property" means any one of the
                                        --------
properties.

     "Russellville Property" means the land legally described on Exhibit E
      ---------------------                                      ---------
attached hereto, together with all building, improvements, furniture fixtures, and equipment located thereon, together with all personal property (both tangible and intangible) owned by Borrower used or useful in connection with the operation of a hotel thereon, all as more particularly described in the Deed of Trust of said Property, excluding, however, the Excluded Assets.

     "Sedalia Property" means the land legally described on Exhibit F attached
      ----------------                                      ---------
hereto, together with all building, improvements, furniture fixtures, and equipment located thereon, together with all personal property (both tangible and intangible) owned by Borrower used or useful in connection with the operation of a hotel thereon, all as more particularly described in the Deed of Trust of said Property, excluding, however, the Excluded Assets.

     "SHMI" means Supertel Hospitality Management, Inc., a Maryland corporation.
      ----

     "SHMI Lease" means the lease to be entered into between HHLP, as landlord,
      ----------
and SHMI, as tenant, upon the Merger.

     "Title Company" means Chicago Title Insurance Company.
      -------------

     "Title Policies" means the loan policies of title insurance to be issued to
      --------------
Bank by the Title Company on the date hereof.


                                 II. THE LOAN
                                     --------

     2.1  The Loan. SHI agrees to borrow, and Bank agrees to lend, the Loan
          --------
on the terms and condition described below and in the other provision of this
Agreement:

          (a) The full amount of the Loan shall be disbursed in a single advance on or within five (5) days after the date of this Agreement. The Loan Proceeds shall be advanced by Bank to Bank and applied to repay the Existing Debt.

          (b) Bank may record the date and amount of any and all advances and all payments of principal, interest and other amounts hereunder in the records it maintains with respect thereto. Bank's books and records showing the account between Bank and Borrower shall be admissible in evidence in any action or proceeding and shall constitute prima facie proof of the items therein set forth.

          (c) Borrower's obligation to repay the Loan shall be further evidenced and secured by each of the Loan Documents.

          (d) It is the intention and agreement of the parties that (i) upon the effectiveness of the Merger, HH Trust will become fully obligated for repayment of the Loan and all of the other Borrower's Obligations, and (ii) upon the effectiveness of the Post Merger Transfer, HHLP and HHRT will become fully obligated for repayment of the Loan and all of the other Borrower's Obligations and that such assumption on the part of HHLP and HHRT will in no way relieve HH Trust from any liability for the payment and performance of Borrower's Obligations; it being agreed by the parties that, upon the effectiveness of the Post Merger Transfer, HH Trust, HHRT and HHLP will be jointly and severally liable and obligated for the payment and performance of Borrower's Obligations.

     2.2  Repayment Terms. Borrower agrees to repay the Loan according to the
          ---------------
following payment terms:

          (a) Commencing on November 1, 1999, and on the same day of each month thereafter until the Maturity Date, Borrower shall make level monthly payments of accrued interest and principal in the amount of Fifty Seven Thousand Five Hundred Seventy Six and 55/100 Dollars ($57,576.55); and

          (b) On the Maturity Date, all accrued interest, principal and late charges, if any, under this Agreement, the Note and the other Loan Documents, which have not previously been paid, shall be due and payable in full.

          (c) Borrower shall not have the right to reborrow any principal which is repaid or prepaid.

     2.3  Interest.
          --------

          (a) Interest shall accrue on the outstanding principal balance under the Note from time to time at the Interest Rate. Interest on the Loan shall be calculated on the basis of a three hundred sixty (360) day year and the actual number of days elapsed in any portion of a month for which interest may be due, so that the amount of interest accruing each calendar day on the unpaid principal balance of the Loan shall equal the product of (i) the unpaid principal balance, (ii) the Interest Rate, and (iii) 1/360.

          (b) If an Event of Default occurs, then interest shall be charged on the unpaid principal balance of the Loan at the Default Rate commencing on the date on which the Default which gave rise to such Event of Default occurred. The Default Rate shall be applicable both before and after any judgment as may be rendered by a court of competent jurisdiction.

     2.4  Prepayment.  Borrower shall be privileged to prepay at any time all or
          ----------
any part from time to time of the unpaid principal of the Note before the Maturity Date, provided that each of the following conditions are satisfied:

          (a) together with any such prepayment, Borrower shall pay accrued interest on the principal so prepaid to the date of such prepayment;

          (b) any prepayments shall be applied to the monthly installments of principal due hereunder in the inverse order of their stated maturities;

          (c) any partial prepayment shall not reduce the amount of any monthly installments of principal and interest required to be paid thereafter or obligate Bank to reamortize the principal amount of this Note, and

          (d) together with any such prepayment, Borrower shall pay to Bank a prepayment premium (a "Prepayment Fee") equal to the amount of principal so
                       --------------
prepaid, multiplied by (i) Five Percent (5%) if such prepayment occurs on or before October 31, 2002, (ii) Three Percent (3%) if such prepayment occurs in the period from November 1, 2002, to and including October 31, 2003, and (iii) One Percent (1%) if such prepayment occurs in the period from November 1, 2003, to and including July 31, 2004. Said Prepayment Fee shall be due and payable simultaneously with any full or partial prepayment, whether made voluntarily or as a result of Bank's acceleration of the indebtedness evidenced by the Note in accordance with its rights under the Note and the other Loan Documents. Said Prepayment Fee shall be required whether payment is made by Borrower, anyone on behalf of Borrower, by a guarantor or by the purchaser at any foreclosure sale and may be included in any bid by Bank at such sale. Bank's obligation to release any collateral for the Loan shall be conditioned upon receipt of any Prepayment Fee required hereunder. Notwithstanding anything herein to the contrary, a Prepayment Fee shall not apply to any prepayment made as a result of Bank's application of insurance proceeds to repayment of the Loan following a casualty loss.

     2.5  Payments. Each payment and prepayment received by Bank under this
          --------
Agreement or the Note shall be applied in the following order of priority: first, against late charges if any; second, against Prepayment Fees if applicable; third, against unpaid accrued interest; and fourth, against principal. Partial prepayments will not reduce the amount of any monthly principal payments Borrower is required to make. All payments of principal, interest and other amounts hereunder shall be made in lawful currency of the United States in Federal or other immediately available funds at the office of Bank located at 3615 West Broadway, Sedalia, Missouri 65302-1147, or at such other location as may be specified by Bank from time to time. Borrower shall make each payment of principal, and interest on each Loan and any fees and all other amounts payable hereunder, not later than 2:00 p.m. (Sedalia time) on the date when due, in Federal or other funds immediately available in Sedalia, Missouri, to Bank. Payments received by Bank after 2:00 p.m. shall be deemed received on the next Business Day. Whenever any payment of principal, or interest on either Loan or of fees shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. If Borrower makes a payment by check, such payments shall only by deemed made, and credited to repayment of such Loan, when Bank has received immediately available funds from the bank on which such check was drawn. If the date for any payment of principal is extended by operation of law or otherwise, interest shall continue accruing on the outstanding principal balance of such Loan, at the then applicable rate, until such payment is actually made.

     2.6  Late Payment Fees. Borrower agrees to pay a late charge equal to five
          -----------------
percent (5%) of any installment of principal and interest, which is not paid on or before the fifteenth (15th) day after the due date thereof to cover the extra expense of handling past due payments and any other detriment caused by such payments being past due. Payment of any such late payment fee will not be deemed to cure an Event of Default unless Bank agrees in writing to the contrary.

     2.7  Set-Off Rights. Borrower further agrees that Bank shall, at any time
          --------------
and from time to time, in addition to any rights Bank may have under applicable law, after any Event of Default, have the right to, without prior notice or demand, set-off, appropriate and apply toward payment of any amounts due under this Agreement, in such order of application as Bank may from time to time elect in its sole discretion, any balances, cash, credits, deposits, certificates of deposit, instruments, money, accounts, securities and any other property of Borrower pledged or in the possession, custody or control of Bank or any bank under common ownership with Bank, including without limitation, any cash or cash-equivalent deposited with or pledged to Bank. Failure to exercise any such remedy shall not constitute a waiver of the right to exercise the same in the event of any subsequent Event of Default.

     2.8  Reserves. Borrower shall maintain a repair/replacement reserve equal
          --------
to six percent (6%) of room revenues, shall make such reserve available to SHMI and shall cause SHMI to utilize said reserve to pay for repairs and replacements of the improvements and furniture, fixtures and equipment comprising each Property.

     2.9. Substitution/Addition of Collateral. Borrower shall have the right
          -----------------------------------
from time to time to request (a "Collateral Substitution/Addition Request") that
                                 ----------------------------------------
Bank agree to (i) release any one or more of the Properties from the lien and security interests of the Loan Documents in exchange for other collateral having an equal or greater value or (ii) allow Borrower to add one or more other hotel properties as Collateral for the Loan. Any Collateral Substitution/Addition Request shall (i) be in writing, (ii) identify the Property or Properties that Borrower is requesting be released, if any, and the property or properties that Borrower is proposing be added as collateral for the Loan, and (iii) contain such financial information as may be reasonably necessary for Bank to evaluate such request. Within thirty days after Bank's receipt of a Collateral Substitution/Addition Request, Bank shall notify Borrower whether Bank is willing to consider approving such request. If Bank is willing to consider approving such request, then Borrower shall provide Bank with such information and documents as Bank may require with respect to each property or properties Borrower is proposing to add as Collateral for the Loan (each, an "Added
                                                                   -----
Property"), including, without limitation, the following: an appraisal, a title
--------
insurance commitment, an ALTA survey, an environmental report, UCC search report, flood hazard certification, evidence of insurance, zoning information, the franchise agreement, tax and judgment lien searches and a building inspection report. Each such report shall be prepared by a third party professional acceptable to Bank and shall be certified to Bank; provided,
                                                                --------
however, that the appraisal shall be engaged by Bank. Each such item shall be
-------
furnished within thirty (30) days after Bank's notice to Borrower indicating the Bank is willing to consider approving the Collateral Substitution/Addition Request. If the items furnished Bank as aforesaid are complete and acceptable to Bank in Bank's sole and absolute discretion, then Bank shall cause to be prepared appropriate documents (collectively, the "Collateral
                                                   ----------
Substitution/Addition Documents") amending the Loan Documents to (i) reflect the
-------------------------------
collateral addition, (ii) grant appropriate liens and security interests in the Added Property, and (iii) release the Property or Properties to be released from the existing Loan Documents. The expenses of Bank (including, without limitation, Bank's attorneys fees) in reviewing each Collateral Substitution/Addition Request and any documents provided in connection therewith and in preparing, negotiating and executing the Collateral Substitution/Addition Documents and any and all other expenses of Bank in connection therewith (including those defined in this Agreement as Loan Expenses) shall be reimbursed by Borrower upon demand. Bank's agreement to approve any Collateral Substitution/Addition Request shall not become final and binding until such time as all Collateral Substitution/Addition Documents have been fully executed and delivered and all conditions to the effectiveness thereof as provided therein have been satisfied.

                             III.  LOAN DOCUMENTS
                                   --------------

     3.1 Borrower agrees that the following Loan Documents will evidence, secure and guarantee repayment of the Loan and all of Borrower's covenants and obligations under this Agreement and the other Loan Documents:

          (a)  This Agreement;

          (b)  The Note;

          (c)  The Deeds of Trust;

          (d) A first priority assignment of leases and rents, executed by Borrower for the benefit of Bank for each of the Properties;

          (e) Uniform Commercial Credit Code Financing Statements as required in the judgment of Bank to perfect all security interests granted by the Loan Documents;

          (f) An Assignment of Franchise Agreement for each Property executed by SHI;

          (g) A Collateral Assignment of Franchise Agreement for each Property executed by SHMI:

          (h)  A Disclaimer and Waiver executed by SHMI for each Property;

          (i)  A Lease Subordination Agreement for each
Property, executed by SHMI;

          (j)  a Loan Assumption Without Release Agreement (the "Trust
                                                                 -----
Assumption"), executed by HH Trust, HHLP and HHRT; and
----------

          (k) Such other documents and instruments related to and as further security for the Loan as Bank may reasonably require.

                      IV.  REPRESENTATIONS AND WARRANTIES
                           ------------------------------

     4.1  SHI represents and warrants as follows:

          (a)  Status.  SHI is a corporation organized under the laws of the
               ------
State of Delaware. SHI is duly organized and validly existing, in good standing under the laws of the State of its incorporation, has stock outstanding which has been duly and validly issued, and is qualified to do business and is in good standing in each State where the laws of such State require that SHI be so qualified, including, without limitation, the States of Missouri and Arkansas.

          (b)  Authority. SHI has full power and authority to execute this
               ---------
Agreement and all other Loan Documents required of SHI by Bank hereunder, and the execution and delivery thereof have been duly authorized by all requisite corporate action.

          (c)  Valid and Binding Obligation.  This Agreement and the other Loan
               ----------------------------
Documents, when executed and delivered, will constitute the valid and legally binding obligations of SHI and will be enforceable strictly in accordance with their respective terms (except to the extent that enforceability may be affected or limited by applicable bankruptcy, insolvency or other similar debtor relief laws affecting the enforcement of creditors' rights generally), and no basis presently exists for any claim or defense against Bank under this Agreement, under the other Loan Documents, or otherwise with respect to the Loan.

          (d)  No Violation. Neither the execution, delivery, nor performance of
               ------------
this Agreement, the other Loan Documents will violate or conflict with any law, rule, regulation, order, judgment, organizational document, indenture, instrument, or agreement by which SHI or the Properties are bound. SHI is not in default (without regard to grace or cure periods) under any contract or agreement to which it is a party (including without limitation the Merger Agreement), the effect of which could adversely affect the performance of SHI of its obligations pursuant to and as contemplated by this Agreement.

          (e)  Title.  On the date hereof and at all times thereafter until the
               -----
effectiveness of the Merger, SHI possesses insurable fee simple title to each of the Properties, subject only to the Permitted

Exceptions. There are no leases of any Property between SHI and any other Person. From and after the effectiveness of the Merger, HH Trust will possess insurable fee simple title to each of the Properties, subject only to the Permitted Exceptions and the SHMI Lease. From and after the effectiveness of the Post Merger Transfer, HHLP will possess insurable fee simple title to each of the Properties, subject only to the Permitted Exceptions and the SHMI Lease. From and after the effectiveness of the Merger, SHMI will possess leasehold title to each of the Properties under the SHMI Leases, subject only to the Permitted Exceptions.

          (f)  No Adverse Conditions.  Except for Permitted Exceptions and the
               ---------------------
Merger Agreement, no condition, event, agreement or restriction exists which could adversely affect the validity or priority of the liens and security interests under the Loan Documents, which could adversely affect the ability of SHI to perform its obligations under the Loan Documents, or which could constitute a Default or Event of Default.

          (g)  Compliance.  Each Property is operated in accordance with all
               ----------
applicable Laws, ordinances, regulations, and other requirements of governmental authorities and any restrictive covenants applicable to such Property (including, without limitation, land use, development, zoning, building, noise abatement, occupational health and safety and environmental Laws, regulations
and restrictions).   Each Property does not contain any above ground or
underground storage tanks nor is any Property contaminated by any hazardous or toxic substances or materials regulated by any Federal, State or local governmental authority (including, without limitation, asbestos or asbestos containing materials), nor has any Property been used as a land fill or other waste disposal site.

          (h)  No Litigation.  There is no litigation or proceeding pending or
               -------------
threatened against or affecting SHI or the Properties, or any circumstance existing which would in any manner materially adversely affect the priority or enforceability of the Loan Documents and the liens and security interests created pursuant thereto, or the ability of SHI to perform any of its obligations under the Loan Documents.

          (i)  Accuracy.  No information, certification, statement, budget,
               --------
schedule, opinion, confirmation, application, affidavit, agreement, report or other item submitted to Bank by SHI pursuant to this Agreement contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the information not misleading.

          (j)  No Defaults. No default, or event which with the giving of notice
               -----------
or lapse of time or both would be an Event of Default exists under any of the Loan Documents or any other agreement or instrument to which SHI is a party including, without limitation, the Merger Agreement.

          (k)  Financial Statements.  All financial statements of SHI delivered
               --------------------
to Bank have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present the financial condition of SHI. Except for the Merger and Post Merger Transfer, and except for the E & P REIT Trust Transaction, no material adverse change has occurred in the financial condition of SHI since the respective dates thereof.

          (l)  Tax Returns. SHI has filed all required federal, state and local
               -----------
tax returns and paid all taxes due pursuant to said returns.

          (m)  Utilities.  All utility and municipal services necessary for the
               ---------
occupancy and operation of each Property are available for use at each Property, including water supply, storm and sanitary sewer facilities, gas, electric, cable and telephone facilities.

          (n)  Parking; Access; and Zoning.  Each Property has all parking
               ---------------------------
required by governmental authorities. Each Property physically abuts, and has the legal right of access to one or more public roads and no curb cut approvals or other governmental approvals are required for SHI to have the right of access from the Property to such public road. Each Property constitutes a permitted use within the zoning classification applicable to such Property and, further, such Property does not constitute a nonconforming use.

          (o)  No Encroachments. The improvements located on each Property do
               ----------------
not encroach upon any building line, set back line, sideyard line, or any recorded or visible easement (or other easement of which SHI is aware or has reason to believe may exist) which exists with respect to each Property.

          (p)  Business Loan; Regulation U.  The Loan, including interest rate,
               ---------------------------
fees and charges as contemplated hereby, is a business loan. The Loan Proceeds shall be used for proper business purposes and consistently with all applicable Laws. SHI is not in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no Loan Proceeds shall be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

          (q)  Investment Company Act; ERISA. SHI is not an "investment company"
               -----------------------------
or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended. All employee pension and benefit plans subject to the Employee Retirement Income Security Act of 1974 ("ERISA")
                                                                       -----
which are maintained for employees of SHI, are in compliance in all material respects with the applicable provisions of ERISA. All of SHI's operations comply in all material respects with all other Laws.

          (r)  Franchise Agreements.  A true, correct and complete copy of each
               --------------------
Franchise Agreement has been delivered to Bank and there are no amendments or modifications thereof which have not been delivered to Bank prior to the Closing Date. Each Franchise Agreement is in full force and effect and no event has occurred or condition exists which constitutes or could constitute an event of default thereunder on the part of any party thereto. SHI is the direct and beneficial owner of the franchisee's rights under each Franchise Agreement, and SHI has not previously assigned or granted a security interest in such rights to any other Person other than Bank to secure the Existing Debt.

          (s)  Franchisor Consents.  Franchisor has consented to (i) the
               -------------------
assignment of the Franchise Agreement to Bank, (ii) the Merger, (iii) the Post Merger Transfer and (iv) the SHMI Lease.

          (t)  Other Consents.  All necessary or appropriate third party
               --------------
consents to the execution and delivery of each of the Loan Documents have been obtained.

     4.2  Continuation of Representations and Warranties.  SHI hereby covenants,
          ----------------------------------------------
warrants and agrees that the representations and warranties made herein shall be and shall remain true and correct as of the date hereof and at all times thereafter so long as any part of the Loan shall remain outstanding. If any such representation or warranty fails to be true and correct in all material respects, the same shall constitute an Event of Default hereunder.

                           V.  COVENANTS OF BORROWER
                               ---------------------

     5.1  Insurance.
          ---------

          (a) Borrower agrees to secure, maintain and keep in force at all times the following policies of insurance:

               (i) Commercial general liability insurance, on an occurrence basis, providing coverage for those liabilities which is equal or broader than that currently covered by a CGL policy (ISO CGL form CG0001) with primary coverage of not less than $1,000,000 per occurrence and $2,000,000 annual aggregate, with umbrella coverage of not less than $5,000,000 per occurrence and $5,000,000 annual aggregate. The deductible or self-insured retention under such policy shall not exceed $5,000.00.

               (ii) In the event that all or any portion of the Properties are located in a flood plain, flood insurance coverage in an amount acceptable to Bank.

               (iii) "All risk" property insurance on each Property providing coverage for those risks which is equal or broader than that currently covered by a "special form" policy (ISO form CP 1030) covering all improvements, fixtures and equipment comprising the Properties in an amount equal to the full replacement cost of the same, and in any event shall be maintained in amounts sufficient to avoid co-insurance. Such insurance shall also contain the following endorsements: Business Income with Extra Expense Coverage; Extended Period of Indemnity for 360 days; Service Interruption; Ordinance or Law; Legal Liability and Earthquake. The deductible or self-insured retention under such policy shall not exceed $5,000.00.

               (iv) Business interruption insurance in an amount sufficient to cover 100% of the potential gross income from each Property for a period of at least six (6) months as projected by Bank.

               (v) Such other coverages as Bank may reasonably require from time to time.

          (b) All policies of insurance shall be issued by companies satisfactory to Bank and shall be in such form and contain such other endorsements as Bank shall require. All policies of insurance shall contain a lender's loss payable endorsement for the benefit of Bank and a mortgagee clause approved by Bank and showing Bank as first mortgagee without contribution and as loss payee. Bank shall be named as an additional insured on all such policies of insurance. Borrower shall furnish Bank with an original evidence (ACORD 27 or equivalent) of all required insurance and satisfactory evidence of premium payments and renewals at least thirty (30) days prior to the expiration of each such policy. Complete duplicate originals of such policies shall be provided from time to time upon request of Bank. All such insurance policies shall contain a provision that the same will not be canceled or modified with respect to the Properties without thirty (30) days prior written notice to Bank.

          (c) All insurance moneys received on account of any loss or damage to the Properties, after deducting therefrom the reasonable charges and expenses paid or incurred in connection with the collection and disbursement of said moneys, may be used and applied, at the option of Bank, in its sole and absolute discretion, either for the purpose of paying the cost of repair, restoration or replacement of the Properties damaged or destroyed, or applied to the prepayment, or partial prepayment, of the Borrower's Obligations in such order and manner as Bank may elect. In the event of loss or damage to any one or more of the Properties, Borrower shall give immediate written notice to the insurance carrier and to Bank. Borrower hereby grants to Bank full power and authority to make proof of loss under any and all insurance policies, either in the name of Borrower, or in the name of Bank (or the trustee under the respective Deeds of Trust), and to adjust, settle, collect and receipt for all insurance, and to endorse for and in behalf and in the name of Borrower any check, draft or other instrument received therefor, and to collect the proceeds thereof and, if an Event of Default shall occur hereunder, to collect and receipt for any unearned premiums and to apply same on the Borrower's Obligations in such order and manner as Bank may elect. In the event of foreclosure sale, any and all insurance policies may be assigned without consent of Borrower, and Borrower authorizes the trustees under the respective Deeds of Trust or Bank to assign said policies to the purchaser or purchasers at such foreclosure sale, or if Bank so elects, such trustees or Bank may collect any unearned premiums and apply the same on the Borrower's Obligations secured hereby in such order and manner as Bank may elect.

          (d) Notwithstanding anything to the contrary in subparagraph (c) above, Bank agrees that the net proceeds of insurance will be made available to Borrower for the cost of restoration or repair of any Property, provided that each of the following conditions is satisfied:

               (i) No Event of Default has occurred and is continuing at the time of the damage or destruction or at any time thereafter;

               (ii) Borrower gives Bank written notice within fifteen (15) days after the date the damage occurred that it intends to restore or repair the Property and requests that the net insurance proceeds be made available therefor, and Borrower thereafter promptly commences the restoration or repair and completes the same with reasonable diligence in accordance with plans and specifications reasonably approved by Bank;

               (iii) The net insurance proceeds are sufficient, in Bank's reasonable judgment, to restore or repair the Property substantially to its condition prior to the damage or destruction or, if in Bank's judgment such proceeds are not sufficient, Borrower deposits with Bank funds in an amount equal to the deficiency, which funds shall be expended prior to use of the net insurance proceeds;

               (iv) Bank receives evidence reasonably satisfactory to Bank that the Property can lawfully be restored or repaired substantially to its condition prior to the damage or destruction;

               (v) Bank receives evidence reasonably satisfactory to Bank that upon completion of the restoration or repair, the Property can be operated substantially as it was before and can be expected to produce as much Net Cash Flow Available for Debt Service as it did before the damage or destruction;

               (vi) The damage or destruction can be fully restored prior to the Maturity Date and does not occur during the one year period expiring on the Maturity Date;

               (vii) Bank receives evidence reasonably satisfactory to Bank that sufficient business interruption insurance is available to service the Loan and pay the other expenses of the Property during the period of restoration;

               (viii) All insurance proceeds are paid to Bank and held by Bank for disbursement as provided herein in an account bearing interest at Bank's passbook savings rate; and

               (ix) SHMI and HHLP confirm in writing that the SHMI Lease for the Property will not terminate as a result of such damage or destruction.

          (e) The following notice is provided pursuant to Section 427.120, R.S.Mo. As used herein, the terms "you" and "your" shall refer to Borrower, and the terms "we" and "us" shall refer to

Bank: UNLESS YOU PROVIDE EVIDENCE OF THE INSURANCE COVERAGE REQUIRED BY YOUR AGREEMENT WITH US, WE MAY PURCHASE INSURANCE AT YOUR EXPENSE TO PROTECT OUR INTERESTS IN YOUR COLLATERAL. THIS INSURANCE MAY, BUT NEED NOT, PROTECT YOUR INTERESTS. THE COVERAGE THAT WE PURCHASE MAY NOT PAY ANY CLAIM THAT YOU MAKE OR ANY CLAIM THAT IS MADE AGAINST YOU IN CONNECTION WITH THE COLLATERAL. YOU MAY LATER CANCEL ANY INSURANCE PURCHASED BY US, BUT ONLY AFTER PROVIDING EVIDENCE THAT YOU HAVE OBTAINED INSURANCE AS REQUIRED BY OUR AGREEMENT. IF WE PURCHASE INSURANCE FOR THE COLLATERAL, YOU WILL BE RESPONSIBLE FOR THE COSTS OF THAT INSURANCE, INCLUDING THE INSURANCE PREMIUM, INTEREST AND ANY OTHER CHARGES WE MAY IMPOSE IN CONNECTION WITH THE PLACEMENT OF THE INSURANCE, UNTIL THE EFFECTIVE DATE OF THE CANCELLATION OR EXPIRATION OF THE INSURANCE. THE COSTS OF THE INSURANCE MAY BE ADDED TO YOUR TOTAL OUTSTANDING BALANCE OR OBLIGATION. THE COSTS OF THE INSURANCE MAY BE MORE THAN THE COST OF INSURANCE YOU MAY BE ABLE TO OBTAIN ON YOUR OWN.

     5.2  Financials and Reports.  SHI, HH Trust, HHRT and HHLP, during such
          ----------------------
time as each is an Obligor, each shall:

          (a) cooperate with Bank in promptly supplying Bank with such information concerning the respective assets, liabilities and affairs of each Obligor and SHMI, as Bank may request from time to time;

          (b) without necessity of any request by Bank, as soon as available and in no event later than ninety (90) days after the close of each fiscal year, provide (i) a copy of HH Trust's annual report and 10-K, and (ii) to the extent not included within the foregoing information, audited financial statements for HH Trust, HHLP and any other Obligor, prepared by a firm of certified public accountants acceptable to Bank, showing the results of operations and consisting of a balance sheet and statement of income prepared in accordance with generally accepted accounting principles consistently applied and certified by an officer or managing member, as appropriate, of Borrower as being true and correct (Bank acknowledges and agrees that Borrower's delivery of Borrower's 10-K to Bank will satisfy Borrower's obligations as set forth in subparagraph (b) herein);

          (c) without necessity of any request by Bank, as soon as available and in no event later than forty-five (45) days after the close of each fiscal quarter of HH Trust, HHLP and any other Obligor, provide a copy of HH Trust's 10-Q and internally prepared quarterly operating statements in form and substance acceptable to Bank, certified as being true and correct by the chief financial officer of HH Trust (Bank acknowledges and agrees that the Borrower's delivery of Borrower's 10-Q to Bank will satisfy Borrower's obligations as set forth in subparagraph (c) herein);

          (d) without necessity of any request by Bank, as soon as available and in no event later than forty-five (45) days after the close of each fiscal quarter of HH Trust, provide a copy of internally prepared quarterly operating statements for each Property in form and substance acceptable to Bank, certified as being true and correct by the chief financial officer of HH Trust;

          (e) promptly notify Bank of any condition or event which constitutes (or which, with the giving of notice or lapse of time, or both, would constitute) an Event of Default, and of any material adverse change in the financial condition of Borrower;

          (f) within thirty (30) days after the real estate taxes for each Property would be delinquent each year, provide evidence to Bank that all real estate taxes have been paid;

          (g) maintain its books and records in accordance with generally accepted accounting principles consistently applied; and

          (h) permit Bank or any of its agents or representatives to have access to and to examine all books and records of any Obligor or any Property at any time or times hereafter during business hours, and permit Bank to copy and make abstracts from any and all of said books and records.

     5.3  Fixtures and Personal Property.  All of the personal property,
          ------------------------------
fixtures, attachments and equipment delivered upon, attached to or used in connection with the operation of each Property shall be (i) in the name of Borrower (as such name may change as contemplated herein), and (ii) kept free and clear of all chattel mortgages, conditional vendor's liens and all liens, encumbrances and security interests whatsoever. Borrower will, from time to time, furnish Bank with satisfactory evidence of such ownership, including searches of applicable public records.

     5.4  Further Assurances.  Borrower shall, on request of Bank, from time to
          ------------------
time, execute, deliver and furnish such documents as may be necessary to create, perfect and maintain perfected as valid liens upon the Properties the liens granted by Borrower to Bank pursuant to this Agreement, and to fully consummate the transactions contemplated under this Agreement.

     5.5  Leasing.  Borrower shall not enter into any Lease without Bank's prior
          -------
written consent. Notwithstanding the foregoing, (a) HHLP may execute and deliver the SHMI Lease for each Property without the necessity of Bank's consent, provided that (i) such SHMI Lease is on the exact form attached to the Lease Subordination Agreement, (ii) a fully executed copy of such Lease is promptly delivered to Bank upon the execution and delivery thereof, (iii) the Lease Subordination Agreement for such SHMI Lease has been fully and duly executed and delivered by SHMI to Bank; and (b) Borrower may enter into equipment leases or other personal property leases provided that the aggregate value of all property leased at any one Property does not exceed $25,000.00.

     5.6  Authorization.  Borrower shall furnish or cause to be furnished to
          -------------
Bank such certificates, resolutions, and other documents necessary to evidence the authority of the person or persons signing the Loan Documents on behalf of Borrower to execute the Loan Documents and consummate the transactions herein contemplated.

     5.7  Expenses.  Regardless of whether any disbursement of Loan Proceeds is
          --------
made hereunder, Borrower shall pay, without limitation, all costs and expenses incurred by Bank in connection with the Loan and the preparation, negotiation and execution of this Agreement and the Loan Documents, including but not limited to Bank's attorneys' fees and expenses, title insurance premiums, survey, recording and filing fees, fees for appraisals, surveys, reports of engineers and insurance, mortgage registration tax, and any other type of mortgage tax, if any (all such fees and expenses being collectively referred to herein as the "Loan Expenses"). Borrower's obligation to pay such costs and
               -------------
expenses shall be in addition to Borrower's payment of other sums to Bank pursuant to the terms of this Agreement. Notwithstanding anything to the contrary in this Agreement, the obligation of Borrower to pay Loan Expenses shall survive any termination of this Agreement. If Borrower fails to pay any Loan Expenses as and when required, then Bank shall have the right, in addition to any other remedies available to Bank, to advance Loan Proceeds to pay for such Loan Expenses by means of paying the Person or Persons entitled to payment and to add the amount thereof to the Loan. Any such advance shall accrue interest at the Default Rate and shall be secured by the Loan Documents. Any such advance shall not be deemed to have cured any default on the part of Borrower to pay such amount.

     5.8  Lease Covenants.  Borrower shall not amend, modify or terminate any of
          ---------------
the SHMI Leases or any other Bank-approved Lease without the prior written consent of Bank. Borrower will not suffer or permit any breach or default to occur in any of the obligations of Borrower under any of the SHMI Leases or any other Bank-approved Lease nor suffer or permit the same to terminate by reason of any failure of Borrower to meet any requirement thereof. Borrower will keep each SHMI Lease and any other Bank-approved Lease in full force and effect and promptly notify the Bank of any default by any party thereunder. Borrower will comply with all provisions of each SHMI Lease and any other Bank-approved Lease which are binding on Borrower or its affiliates and will execute all documents necessary for the consummation of the transactions contemplated thereby. If any breach or default occurs by any party under any of the SHMI Leases or any other Bank-approved Lease, which breach or default is not cured within any applicable cure or grace period, then such breach or default shall constitute an Event of Default. Borrower shall not, without the prior written consent of Bank, (i) waive any default on the part of SHMI under any SHMI Lease, nor (ii) extend the time for performance of any action required to be taken by SHMI under any SHMI Lease, nor (iii) consent to any assignment of any SHMI Lease or any other material action requiring the prior written consent of the landlord under the SHMI Lease. Borrower shall not waive any default, or release any tenant or other party from any obligation under any other Bank-approved Lease.

     5.9  Franchise Agreement Covenants.  Borrower shall not amend, modify or
          -----------------------------
terminate any one or more of the Franchise Agreements without the prior written consent of Bank. Borrower will not suffer or permit any breach or default to occur in any of the obligations of Borrower under any of the Franchise Agreements nor suffer or permit the same to terminate by reason of any failure of Borrower to comply with any provision thereof. Borrower will keep each Franchise Agreement in full force and effect and will promptly notify Bank of any default by any party thereunder. Borrower will comply with all provisions of the Franchise Agreements which are binding on Borrower or its affiliates and will execute all documents necessary for the consummation of the transactions contemplated thereby. If any breach or default occurs by any party under any of the Franchise Agreements, which breach or default is not cured within any applicable cure or grace period, then such breach or default shall constitute an Event of Default. Borrower shall not waive any default, or release the Franchisor from any obligation under any Franchise Agreement.

     5.10 Mechanics' Liens and Taxes.  Borrower agrees that it will not suffer
          --------------------------
or permit any liens (other than the Permitted Exceptions) or mechanics' liens to be claimed or filed or otherwise asserted against any one or more of the Properties and will promptly discharge the same in case of the filing of any claims for lien or proceedings for the enforcement thereof, and will pay all special assessments which have been placed in collection and all real estate taxes and assessments of every kind upon the Properties, before the same become delinquent. Notwithstanding the foregoing, Borrower shall have the right to contest any such lien, assessment or tax without the same constituting an Event of Default provided that (i) such lien, assessment or tax is being contested diligently and in good faith by appropriate proceedings, (ii) the sale of the Property pursuant to said lien, assessment or tax is stayed pending the resolution of such contest, and (iii) Borrower causes the Title Company to provide Bank with insurance over such lien, assessment or tax. If Borrower shall fail promptly to discharge or insure over any such liens, taxes or assessments asserted and cause any judgment or decree to be satisfied and lien to be released, then and in any such event Bank may, at its election (but shall not be required to), procure the release and discharge of any such claim and any judgment or decree thereon and, further, in its sole discretion effect any settlement or compromise of the same. Any amounts so expended by Bank, including premiums paid or security furnished in connection with the issuance of any surety bonds, shall be deemed to constitute disbursement of Loan Proceeds hereunder. In settling, compromising, discharging or providing indemnity or security for any claim for lien, tax or assessment, Bank shall not be required to inquire into the validity or amount thereof.

     5.11  Litigation.  If any proceedings are filed or are threatened to be
           ----------
filed seeking to (i) enjoin or otherwise prevent or declare invalid or unlawful the occupancy or maintenance of one or more of the Properties or any portion thereof; (ii) adversely affect the validity or priority of the liens and security interests granted Bank under any one or more of the Loan Documents, or
(iii) enjoin or adversely affect the Merger or the Post Merger Transfer; then Borrower will notify Bank of such proceedings and within two (2) Business Days following Borrower's notice of such proceedings, Borrower will cause such proceedings to be vigorously contested in good faith, and in the event of an adverse ruling or decision, prosecute all allowable appeals therefrom. Borrower will, without limiting the generality of the foregoing, resist the entry or seek the stay of any temporary or permanent injunction that may be entered, and use its best efforts to bring about a favorable and speedy disposition of all such proceedings. Borrower agrees to reimburse Bank for all of Bank's legal fees and expenses incurred in connection with reviewing and advising Bank with respect to any such proceedings. Notwithstanding Borrower's performance of its obligations hereunder, if such proceedings, in the reasonable opinion of Bank, materially and adversely affect the Properties, then the same shall constitute an Event of Default.

     5.12  Negative Covenants.  Until the Loan is repaid in full, without the
           ------------------
prior consent of Bank, Borrower agrees as follows:

           (a) Except as may be expressly permitted herein, Borrower shall not sell, agree to sell, lease (except to the extent expressly permitted herein), rent, assign, transfer, or otherwise dispose of (i) any one or more of the Properties or any portion thereof, (ii) any collateral for the Loan, (iii) any SHMI Lease or any other Bank-approved Lease, or (iv) any of Borrower's rights under any of the Franchise Agreements; provided, however, that Borrower shall have the right to replace worn out or obsolete Collateral with Collateral of equal or greater value.

           (b) Except for the Merger, SHI shall not merge into or consolidate with or into any Person; and SHI shall not dissolve, liquidate or otherwise discontinue its business, except for mergers where HH Trust is the surviving entity.

           (c) Except for the Merger, HH Trust shall not merge into or consolidate with or into any Person; and HH Trust shall not dissolve, liquidate or otherwise discontinue its business, except for mergers where HH Trust is the surviving entity.

           (d) HHLP shall not merge into or consolidate with or into any Person; and HHLP shall not dissolve, liquidate or otherwise discontinue its business.

           (e) Borrower shall not mortgage, encumber or suffer any lien, security interest or other encumbrance on any assets which are subjected to the liens and security interests created by the Loan Documents other than mortgages, encumbrances or liens of Bank and the Permitted Exceptions.

           (f) No Property shall be subjected to any management agreement, and no Person shall be granted any property management rights with respect to any Property, provided, however, that SHMI shall have the right to enter into a
          --------  -------
management agreement for each Property provided that (i) such agreement contains terms and conditions reasonably acceptable to Bank, (ii) the property manager agrees in writing and for the benefit of Bank that such agreement is subordinate in all respects to the Loan Documents and that Bank will have the right to terminate such agreement in the event Bank (or its designee) acquires title to any Property through foreclosure or deed in lieu thereof, and (iii) a copy of such management agreement is delivered to Bank promptly upon the due execution and delivery thereof.

     5.13  Financial Covenants.
           -------------------

           (a) If the Debt Service Coverage Ratio for the twelve month period ending on December 31, 1999, or ending on each March 31, June 30, September 30 and December 31 of each year thereafter during the Agreement Term is less than 1.50, then the same shall constitute a Default under this Agreement. Borrower shall deliver to Bank within forty-five (45) days after the end of each such period twelve month period a certificate, signed by the chief financial officer of Borrower, certifying as to the Debt Service Coverage Ratio for such twelve-month period. If a Default occurs as aforesaid and Borrower delivers to Bank a Collateral Substitution/Addition Request concurrently with Borrower's certification of the Debt Service Coverage Ratio which, if approved, reasonably would result in the cure of such Default, then said Default shall not constitute an Event of Default provided that Collateral Substitution/Addition Documents (in form and substance acceptable to Bank), effecting the substitution of collateral proposed in said Collateral Substitution/Addition Request, have been fully executed and delivered (and all conditions to the effectiveness thereof as provided therein have been satisfied) within thirty (30) days after Bank has approved the Collateral Substitution/Addition Request. If a Default occurs as aforesaid and Borrower fails to deliver a Collateral Substitution/Addition Request concurrently with Borrower's certification of the Debt Service Coverage Ratio as aforesaid, then the same shall constitute an Event of Default without the necessity of any further action.

           (b) If the Loan to Value Ratio for the twelve month period ending on December 31, 1999, or ending on each March 31, June 30, September 30 and December 31 of each year thereafter during the Agreement Term is greater than sixty percent (60%), then the same shall constitute a Default under this Agreement. Borrower shall deliver to Bank within forty-five (45) days after the end of each such period twelve month period a certificate, signed by the chief financial officer of Borrower, certifying as to the Loan to Value Ratio for such twelve-month period. If a Default occurs as aforesaid and Borrower delivers to Bank a Collateral Substitution/Addition Request concurrently with Borrower's certification of the Loan to Value Ratio which, if approved, reasonably would result in the cure of such Default, then said Default shall not constitute an Event of Default provided that Collateral Substitution/Addition Documents (in form and substance acceptable to Bank), effecting the substitution of collateral proposed in said Collateral Substitution/Addition Request, have been fully executed and delivered (and all conditions to the effectiveness thereof as provided therein have been satisfied) within thirty (30) days after the Collateral Substitution/Addition Request. If a Default occurs as aforesaid and Borrower fails to deliver a Collateral Substitution/Addition Request concurrently with Borrower's certification of the Loan to Value Ratio as aforesaid, then the same shall constitute an Event of Default without the necessity of any further action.

     5.14  Merger Covenants.  SHI agrees to cause the Merger to be completed
           ----------------
within thirty days after the Closing Date. In addition, SHI and HH Trust agree to cause each of the following to be delivered to Bank in form and substance acceptable to Bank by October 31, 1999:

           (a) Certified resolutions adopted by the board of directors or other governing body of HH Trust authorizing, approving, ratifying and confirming the execution and delivery of the Trust Assumption;

           (b) An incumbency certificate, executed by the Secretary of HH Trust;

           (c) Good standing certificates for HHLP issued by the Secretary of State for the States of Virginia, Missouri and Arkansas;

           (d) An opinion of counsel to HH Trust opining as to the organization and good standing of HH Trust, the due authorization of the execution and delivery of the Trust Assumption and the enforceability of the Trust Assumption in accordance with its terms;

           (e) Complete copies of all documents, agreements and Secretary of State filings required to effectuate the Merger;

           (f) A fully executed Collateral Assignment of Franchise Agreement executed by SHMI for each Property;

           (g) A fully executed copy of the SHMI Lease for each Property;

           (h) A fully executed Lease Subordination Agreement, executed by SHMI, for each Property, if not previously delivered to Bank; and

           (i) Such other documents, agreements and further assurances as Bank may reasonably require to confirm that HH Trust has assumed all of Borrower's Obligations.

     5.15  Post Merger Transfer Covenants.  Upon the effectiveness of the
           ------------------------------
Merger, HH Trust agrees to cause the Post Merger Transfer to be completed by October 31, 1999. In addition, HH Trust, HHRT and HHLP agree to cause each of the following to be delivered to Bank in form and substance acceptable to Bank within said thirty-day period:

           (a) Certified resolutions adopted by the board of directors or other governing body of HH Trust authorizing, approving, ratifying and confirming the execution and delivery of the Post Merger Transfer Documents;

           (b) Certified resolutions adopted by the partners or other governing body of HHLP authorizing, approving, ratifying and confirming the execution and delivery of the Post Merger Transfer Documents;

           (c) Certified resolutions adopted by the trustees or other governing body of HHRT authorizing, approving, ratifying and confirming the execution and delivery of the Post Merger Transfer Documents;

           (d) An incumbency certificate, executed by the Secretary of HH Trust;

           (e) An incumbency certificate, executed by the general partner of HHLP;

           (f) An incumbency certificate, executed by a trustee of HHRT;

           (g) Good standing certificates for HH Trust issued by the Secretary of State for the States of Virginia, Missouri and Arkansas;

           (h) Good standing certificates for HHRT issued by the Secretary of State for the States of Maryland, Missouri and Arkansas;

           (i) Good standing certificates for HHLP issued by the Secretary of State for the States of Virginia, Missouri and Arkansas;

           (j) An opinion of counsel to HHLP opining as to the organization and good standing of HH Trust, the due authorization of the execution and delivery of the Trust Assumption and the enforceability of the Trust Assumption in accordance with its terms;

           (k) An endorsement to each of the Title Policies indicating that fee simple title to each of the Properties is vested in HHLP and otherwise updating the effective date of each such policy to the date the Post Merger Transfer Documents were recorded in the real estate records for the County and State where each of the Properties are located;

           (l) Complete copies of all of the Post Merger Transfer Documents; and

           (m) Such other documents, agreements and further assurances as Bank may reasonably require to confirm that HHLP has assumed all of Borrower's Obligations and that HH Trust has not been released therefrom.

     5.16  HHLP Covenants.  HH Trust shall own and control (directly or through
           --------------
its wholly-owned subsidiary Humphrey Hospitality REIT Trust) at all times during the Agreement Term not less than a majority of the partnership interests of HHLP and all of the general partnership interests of HHLP.

                       VI.  EVENTS OF DEFAULT; REMEDIES
                            ---------------------------

     6.1   Events of Default; Remedies.  The occurrence of any one or more of
           ---------------------------
the following events shall constitute an "Event of Default" as that term is used
                                          ----------------
herein, and any default which may occur hereunder shall constitute a default under each of the other Loan Documents:

           (a) If any installment of principal or interest on the Loan is not paid within ten (10) days following Borrowers receipt of written notice after the same becomes due and payable as required herein;

           (b) If default shall be made by Borrower in the due performance of any other covenant, agreement or condition herein contained or required to be performed or observed by Borrower, provided, however, that if such default is
                                   --------  -------
not a default otherwise described in this Section 6.1 and such default is cured within thirty (30) days after Bank mails written notice to Borrower of such default, then the same shall not constitute an Event of Default;

           (c) If any representation, warranty, statement, report or certificate contained herein, in any of the Loan Documents or contained in any other item furnished to Bank by or on behalf of Borrower in connection with the Loan shall prove to be in any material respect incorrect;

           (d) If any Obligor defaults in the performance of its obligations under any of the other Loan Documents, or if a default or an event of default shall otherwise occur under the terms of any of the other Loan Documents which is not cured within the applicable cure period, if any, provided in said documents;

           (e) If any Obligor shall: (i) file a voluntary petition in bankruptcy or for arrangement, reorganization or other relief under any chapter of the Federal Bankruptcy Code or any similar Law, state or federal, now or hereafter in effect; or (ii) file an answer or other pleading in any proceedings admitting insolvency, bankruptcy, or inability to pay its debts as they mature; or (iii) not cause to be vacated within sixty (60) days after the filing against it, any involuntary proceedings under the Federal Bankruptcy Act or similar Law, state or federal, now or hereafter in effect, or any order appointing a receiver, trustee or liquidator for it or for all or a major part of its property or the Properties; or (iv) be adjudicated a bankrupt; or (v) make an assignment for the benefit of creditors or shall admit in writing its inability to pay its debts generally as they become due or shall consent to the appointment of a receiver or trustee or liquidator of all or the major part of its property, or the Properties; or (vi) be dissolved, terminated or merged, if a corporation;

          (f) If any one or more of the Properties are damaged or destroyed by fire or other casualty or any condemnation proceeding is commenced against any one or more of the Properties, and Bank does not make available the proceeds of any insurance or condemnation awards for the restoration of the Property affected by such damage, destruction or condemnation; provided, however, that
                                                      --------  -------
such non availability shall not constitute an Event of Default if each of the following conditions are satisfied (i) Borrower delivers to Bank a Collateral Substitution/Addition Request pursuant to the terms of Section 2.9 herein within thirty (30) days after the date the damage or destruction occurs pursuant to which another hotel property will be added as Collateral for the Loan or substituted in lieu of the damaged or destroyed Property, (ii) Bank notifies Borrower within thirty (30) days after receipt of such request that Bank is willing to consider approving such request, and (iii) after Bank gives such notice, all Collateral Substitution/Addition Documents have been fully executed and delivered and all conditions to the effectiveness thereof as provided therein have been satisfied;

          (g) If any Loan Document ceases to be in full force and effect or if any Obligor asserts that any one or more of the Loan Document is invalid or unenforceable; provided, however, the Bank's failure to file a UCC continuation statement shall not constitute an Event of Default;

          (h) If a default or event of default shall occur under or pursuant to the terms of any other indebtedness or other obligation of Borrower or any other Obligor to Bank, whether now existing or hereafter arising, including but not limited to any other loan, line of credit, revolving credit, letter of credit or industrial bond financing;

          (i) If any litigation is commenced involving any Obligor or any one or more of the Properties, which in Bank's reasonable opinion will have a material adverse effect on the Properties, or on Borrower's financial condition or on Borrower's ability to perform its obligations hereunder;

          (j) Sale or encumbrance of any one or more of the Properties or any other collateral or security for the Loan without Bank's prior written consent; or the making of any levy, seizure or attachment of or upon the Properties, or any other collateral or security for the Loan, if such levy, seizure or attachment remains unbonded, undismissed or unstayed and in effect for a period of thirty (30) days;

          (k) If any Obligor defaults in prompt and full payment or performance when due (by acceleration or otherwise) in connection with obligations due third parties or any material agreement to which such Obligor is a party and such default continues beyond any permissible cure period provided for in such arrangements with third parties;

          (l) If any collusion, fraud, dishonesty or bad faith by or with the acquiescence of any Obligor or any partner or officer of any such entity which in any way relates to or affects the Loan or the Properties is discovered on or after the date hereof;

          (m) If a judgment or judgments for the payment of money in excess of $100,000.00 in the aggregate shall have been rendered against any Obligor and the same shall have remained unsatisfied and in effect, without stay of execution, for a period of thirty (30) days;

          (n)  If there occurs any Change of Control;

          (o) If any breach occurs in any one or more of the covenants set forth in Section 5.5, 5.8, 5.9, 5.10, 5.11, 5.12, 5.13 (subject to the cure provisions provided therein) or 5.16; or

         (p) If any breach occurs in the covenant set forth in Section 5.1 for more than twenty four (24) hours.

     6.2  Remedies.  Upon the occurrence of any Event of Default, Bank, in
          --------
addition to all remedies conferred upon Bank by law and by the terms of the other Loan Documents, may (but shall not be required to) pursue any one or more of the following remedies concurrently or successively, it being the intent hereof that none of such remedies shall be to the exclusion of any others:

          (a)  take possession of any one or more of the Properties;

          (b) without inquiring into and without respect to the validity thereof, to pay, settle, or compromise all existing bills and claims which may be liens, or to avoid such bills and claims becoming liens, against the Properties or any portion thereof, or as may be necessary or desirable for the clearance of title to the Properties or the operation thereof;

          (c) to prosecute and defend actions or proceedings in connection with the Properties;

          (d) to do any and every act which Borrower might do in its own behalf with respect to the Properties, it being understood and agreed that this power of attorney is a durable power of attorney and shall be a power coupled with an interest and cannot be revoked;

          (e) declare the Note and all amounts due to Bank under this Agreement to be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived; and

          (f) exercise or pursue any other remedy or cause of action permitted at law or at equity or under this Agreement as any other Loan Document, including without limitation, foreclosure of the Deed of Trust and enforcement of any or all Loan Documents.

     6.3  Right of Bank to Make Advances to Cure Defaults.  In the event that
          -----------------------------------------------
Borrower shall fail to perform any of its covenants or agreements herein or in any of the other Loan Documents contained, Bank may (but shall not be required to) perform any of such covenants and agreements, and any amounts expended by Bank in so doing shall constitute additional indebtedness payable on demand evidenced and secured by the Loan Documents.

     6.4  Attorneys' Fees.  Borrower will pay all reasonable attorneys' fees and
          ---------------
costs incurred by Bank and its participants in connection with the administration and enforcement of any of the Loan Documents. Without limiting the generality of the foregoing, if at any time hereafter the Bank employs counsel for advice or other representation with respect to any matter concerning Borrower, this Agreement, the Properties or the Loan Documents or to protect, collect, lease, sell, take possession of, or liquidate any of the Properties, or to attempt to enforce or protect any security interest or lien or other right in any of the Properties or under any of the Loan Documents, or to enforce any rights of the Bank or obligations of Borrower or any other person which may be obligated to Bank by virtue of any of the Loan Documents or any other agreement delivered to Bank in furtherance hereof, then all of Bank's reasonable expenses resulting therefrom (including, without limitation, attorneys' fees and expenses) relating thereto, shall constitute an additional indebtedness owing by Borrower to Bank payable on demand and evidenced and secured by the Loan Documents. The payment of any such fees by Bank shall constitute an advance of Loan Proceeds hereunder.

     6.5  No Waiver.  No failure by Bank to exercise, or delay by Bank in
          ---------
exercising, any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof, or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement and in the Loan Documents are cumulative and not exclusive of each other or of any right or remedy provided by law or equity. No notice to or demand on Borrower in any case shall, in itself, entitle Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of Bank to any other or further action in any circumstances without notice or demand.

     6.6  Default Rate. If an Event of Default occurs and is continuing, then
          ------------
interest on the outstanding principal balance of the Loan shall accrue from (i) the date the Default occurred which gave rise to the Event of Default if such Default was as a result of a failure to make any payment required to be made hereunder, or (ii) the date the Event of Default occurred if such Event of Default relates to something other than the failure to make a payment required hereunder, such Default Rate to accrue until the Event of Default is cured; provided, however, that the parties agree that the foregoing provision shall not imply that Bank has any obligation to agree that any Event of Default has been cured or to accept any cure thereof. The failure of Bank to charge interest at the Default Rate shall not be evidence of the absence of a Default or waiver of a Default by Bank.

                           VII.  GENERAL CONDITIONS
                                 ------------------

          7.1  Time Is of the Essence.  Borrower agrees that time is of the
               ----------------------
essence of all of its covenants under this Agreement.

          7.2  Prior Agreements.  This Agreement and the other Loan Documents,
               ----------------
and any other documents or instruments executed pursuant thereto or contemplated thereby, shall represent the entire, integrated agreement between the parties hereto, and shall supersede all prior negotiations, representations, or agreements pertaining thereto, either oral or written. This Agreement and any provision hereof shall not be modified, amended, waived or discharged in any manner other than by a written amendment executed by all parties to this Agreement.

          7.3  Disclaimer. Bank shall not be liable for any debts or claims
               ----------
accruing in favor of any third party against Borrower or against the Properties. Borrower is not nor shall be an agent of Bank for any purposes, and Bank is not a venture partner with Borrower in any manner whatsoever.

          7.4  Indemnification.  To the fullest extent permitted by law,
               ---------------
Borrower shall protect, indemnify, defend (by counsel acceptable to Bank) and save harmless, Bank and its directors, officers, agents and employees from and against any and all liability, claim, cause of action, judgment, damage, settlement, fine and expense (including, without limitation, attorneys' fees, court costs and all litigation expenses) resulting from or arising out of any one or more of the following: (a) any condition of the Properties (including, without limitation, environmental conditions at or affecting the Properties),
(b) any acts or omission of Borrower or its agents, employees, partners, contractors or subcontractors, (c) any Default or Event of Default, (d) any misrepresentation or breach of warranty made by Borrower under this Agreement or the other Loan Documents, (e) any default under the Franchise Agreements, or (f) any litigation in connection with the Properties or any portion thereof; provided, however, that Borrower shall not be liable for any loss or liability incurred as a result of the gross negligence or intentional misconduct by Bank, its agents or employees. This obligation on the part of Borrower shall survive the closing of the Loan, the repayment thereof and any cancellation of the Loan Agreement. Borrower shall pay, and hold Bank harmless from, any and all claims of any brokers, finders or agents claiming a right to any fees in connection with arranging the financing contemplated hereby. Bank hereby represents that it has not employed a broker or other finder in connection with the Loan. Borrower represents and warrants that no brokerage commissions or finder's fees are to be paid in connection with the Loan.

          7.5  Captions.  The captions and headings of various Articles and
               --------
Sections of this Agreement and exhibits pertaining hereto are for convenience only and are not to be considered as defining or limiting in any way the scope or intent of the provisions hereof.

          7.6  Inconsistent Terms and Partial Invalidity.  In the event of any
               -----------------------------------------
inconsistency among the terms hereof (including incorporated terms), or between such terms and the terms of any other Loan Document, the terms of this Agreement shall govern and prevail. If any provision of this Agreement, or any Section, sentence, clause, phrase, or word, or the application thereof, in any circumstances, is adjudicated by a court of competent jurisdiction to be invalid, the validity of the remainder of this Agreement shall be construed as if such invalid part were never included herein.

          7.7  Gender and Number.  Any word herein which is expressed in the
               -----------------
masculine or neuter gender shall be deemed to include the masculine, feminine and neuter genders. Any word herein which is expressed in the singular or plural number shall be deemed, whenever appropriate in the context, to include the singular and the plural.

          7.8  Notices.  Any notice, demand or other communication required or
               -------
permitted hereunder or under the other Loan Documents shall be in writing and shall be deemed to have been given if and when received if personally delivered or sent via facsimile, on the first business day after being deposited with a nationally recognized overnight courier service prepaid and specifying the overnight delivery and addressed to the party at its address as provided herein or on the second business day after being deposited in United States registered or certified mail, postage prepaid, and addressed to a party at its address set forth below or to such other address the party to receive such notice may have designated to all other parties by notice in accordance herewith:

          If to Bank:

                    Mercantile Bank National Association
                    3615 West Broadway
                    Sedalia, Missouri 65302-1147
                    Attention: Ernie Staashelm
                    Facsimile: (660) 826-0261

                    with a copy to:

                    Thompson Coburn LLP
                    One Mercantile Center, Suite 3500
                    St. Louis, Missouri 63101
                    Attention: Paul Macon
                    Facsimile: (314) 552-7000

          If to Borrower:

                    Supertel Hospitality, Inc.
                    309 North 5/th/ Street
                    Norfolk, Nebraska 68702-2520
                    Attention: Troy Beatty
                    Facsimile: (402) 371-4229
                    with a copy to:

                    McGrath, North, Mullin & Kratz, P.C.
                    1400 One Central Park Plaza
                    222 South Fifteenth Street
                    Omaha, NE 68102
                    Attention: Ron Comes
                    Facsimile: (402) 341-0216

          If to HHLP (post-merger):

                    Humphrey Hospitality Limited Partnership
                    12301 Old Columbia Pike
                    Silver Spring, MD 20904
                    Attention: Bethany Hooper
                    Facsimile: (301) 680-4342

                    with a copy to:

                    Gallagher, Evelius & Jones, LLP
                    Park Charles, Suite 400
                    218 North Charles Street
                    Baltimore, MD 21201
                    Attention: Stephen A. Goldberg, Esq.
                    Facsimile: (410) 837-3079

or to such other address the party to receive such notice may have theretofore furnished to all other parties by notice in accordance herewith. Except as otherwise specifically required herein, no notice of the exercise of any right or option granted to Bank herein is required to be given.

     7.9   Assignment.  Bank may assign, negotiate, pledge or otherwise
           ----------
hypothecate this Agreement or any of its rights and security hereunder, including the Note, Deed of Trust, and other Loan Documents to any third party (including, without limitation, any bank, participant or financial institution), and in case of such assignment, Borrower will accord full recognition thereto and agree that all rights and remedies of Bank in connection with the interest so assigned shall be enforceable against Borrower by such third party with the same force and effect and to the same extent as the same would have been enforceable by Bank but for such assignment, and any such assignee shall agree to be bound by Bank's obligations under the Loan Documents. Bank is authorized to disclose to any such assignee or participant any and all financial and other information in the possession of Bank relating to the Properties or any Obligor. Borrower may not assign its rights under this Agreement.

     7.10  Waiver.  BORROWER AND BANK HEREBY WAIVE AND MUTUALLY RELINQUISH THEIR
           ------
RIGHTS TO TRIAL BY JURY IN CONNECTION WITH ANY LITIGATION ARISING OUT OF THE LOAN OR THE PROPERTIES.

     7.11  Disgorgement.  This Agreement shall continue in full force and effect
           ------------
until Borrower's Obligations are fully paid, performed and discharged. If Bank receives any payment on account of Borrower's Obligations, and any such payment(s) or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, subordinated and/or required to be repaid to a trustee, receiver or any other party under any Law, then, to the extent of such payment(s) received, Borrower's

Obligations shall be revived and continue in full force and effect, as if such payment(s) had not been received by Bank and applied on account of Borrower's Obligations.

     7.12  Effect of Agreement.  The submission of this Agreement and the Loan
           -------------------
Documents to Borrower for examination does not constitute a commitment or an offer by Bank to make a commitment to lend money to Borrower; this Agreement shall become effective only upon execution and delivery hereof by Bank to Borrower.

     7.13  Counterparts.  This Agreement may be executed in any number of
           ------------
counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

     7.14  Governing Law.  This Agreement shall be construed and enforced in
           -------------
accordance with the laws of the State of Missouri, without regard to its conflict of laws rules. Any litigation arising hereunder or under any of the other Loan Documents, shall be subject to the jurisdiction of any state or federal court located in the State of Missouri as the Bank may designate, and venue shall be in the United States District Court for the Eastern District of Missouri or the Circuit Court for the State of Missouri located in such County as may be designated by Bank. Any of the foregoing courts shall have personal jurisdiction over Borrower. If Borrower is not then present in Missouri, Bank may obtain service of process on the same pursuant to any rule or statute governing service of process outside such State. Borrower waives any and all rights to contest said jurisdiction and venue and waives any right to commence any action against Bank in any other jurisdiction. Nothing in the foregoing shall be deemed to prohibit the enforcement by Bank of its rights under the Loan Documents in the courts of such other States as Bank may deem necessary or appropriate to protect its interests, including, without limitation, the right to prosecute foreclosure actions or other creditor's rights actions in Courts located in the State of Arkansas.

     7.15  No Oral Agreements.  This notice is provided pursuant to Section
           ------------------
432.045, R.S.Mo. As used herein, "creditor" means Bank and "this writing" means this Agreement and all the other Loan Documents. ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT YOU (BORROWER) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

                   [SIGNATURES APPEAR ON THE FOLLOWING PAGE]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                               "Bank"

                               MERCANTILE BANK NATIONAL ASSOCIATION, a national banking association


                               By:______________________________________________
                               Printed Name:____________________________________
                               Title:___________________________________________


                               "Borrower"

                               SUPERTEL HOSPITALITY, INC., a Delaware
                               corporation


                               By:______________________________________________
                               Printed Name:____________________________________
                               Title:___________________________________________


                             Schedule of Exhibits
                             --------------------

                       A         Batesville Legal description
                       B         Fayetteville Legal description
                       C         Kirksville Legal description
                       D         Mountain Home Legal description
                       E         Russellville Legal description
                       F         Sedalia Legal description
                       G         Description of E & P REIT Trust Transaction

                                   EXHIBIT A
                                   ---------

                             (Batesville Property)


A TRACT OF LAND BEING A PART OF THE NORTHWEST QUARTER OF THE NORTHEAST QUARTER AND A PART OF THE NORTHEAST QUARTER OF THE NORTHWEST QUARTER OF SECTION 9, TOWNSHIP 13 NORTH, RANGE 6 WEST IN THE CITY OF BATESVILLE, INDEPENDENCE COUNTY, ARKANSAS, MORE PARTICULARLY DESCRIBED AS FOLLOWS: COMMENCING AT THE NORTH QUARTER CORNER OF SAID SECTION 9; THENCE SOUTH 04 DEGREES 00 MINUTES EAST A DISTANCE OF 50.0 FEET TO THE SOUTH RIGHT OF WAY LINE OF WHITE DRIVE; THENCE NORTH 86 DEGREES 00 MINUTES EAST ALONG SAID SOUTH RIGHT OF WAY LINE A DISTANCE OF 226.0 FEET; THENCE SOUTH 04 DEGREES 00 MINUTES EAST A DISTANCE OF 300.0 FEET; THENCE NORTH 86 DEGREES 26 MINUTES EAST A DISTANCE OF 148.15 FEET TO THE WEST RIGHT OF WAY LINE OF RAMADA DRIVE; THENCE SOUTH 28 DEGREES 53 MINUTES WEST ALONG SAID WEST RIGHT OF WAY LINE A DISTANCE OF 463.71 FEET TO THE POINT OF BEGINNING
(POB); THENCE CONTINUE SOUTH 28 DEGREES 53 MINUTES WEST ALONG SAID WEST RIGHT OF WAY LINE A DISTANCE OF 163.92 FEET; THENCE SOUTH 33 DEGREES 00 MINUTES WEST ALONG SAID WEST RIGHT OF WAY LINE A DISTANCE OF 22.97 FEET; THENCE SOUTH 86 DEGREES 00 MINUTES WEST A DISTANCE OF 358.00 FEET; THENCE NORTH 01 DEGREES 47 MINUTES 26 SECONDS EAST A DISTANCE OF 156.8 FEET; THENCE NORTH 86 DEGREES 00 MINUTES EAST A DISTANCE OF 445.00 FEET TO THE POINT OF BEGINNING.

                                   EXHIBIT B
                                   ---------

                            (Fayetteville Property)


PART OF A TRACT OF LAND RECORDED IN LIBER 1406, PAGE 906, LOCATED IN THE SE/4 OF THE NE/4 AND PART OF A TRACT OF LAND RECORDED AT LIBER 1311, PAGE 229, LOCATED IN THE NE/4 OF THE NE/4, ALL IN SECTION 19, T-16-N, R-30-W, FAYETTEVILLE, WASHINGTON COUNTY, ARKANSAS, DESCRIBED AS:

COMMENCING AT THE NE CORNER OF SAID SE/4 OF THE NE/4; THENCE N 8932'00" W 476.40 FEET ALONG THE NORTH LINE OF SAID SE/4 OF THE NE/4 TO AN EXISTING IRON PIN AT THE NE CORNER OF THE AFOREMENTIONED TRACT OF LAND RECORDED AT LIBER 1406, PAGE 906, FOR THE POINT OF BEGINNING, SAID POINT BEING ALSO THE NW CORNER OF A TRACT OF LAND RECORDED AT LIBER 1153, PAGE 585; THENCE S 0050'37"W 238.30 FEET, ALONG THE COMMON LINE OF THE ABOVE MENTIONED TRACTS TO A FOUND IRON PIN; THENCE N 8932'00"W 282.00 FEET TO A CHISELED "X" ON THE EAST LINE OF A PRIVATE STREET; THENCE N 0050'37" E 115.00 FEET ALONG SAID EAST LINE OF THE PRIVATE STREET TO A FOUND IRON PIN; THENCE N 3222'28" E 145.24 FEET TO AN EXISTING BOLT SET IN CONCRETE ON THE NORTH LINE OF SAID SE/4 OF THE NE/4, BEING ALSO THE SW CORNER OF THE AFOREMENTIONED TRACT OF LAND RECORDED AT LIBER 1311, PAGE 229, THENCE N 0123'53" E 94.81 FEET ALONG THE WEST LINE OF SAID TRACT TO A FOUND IRON PIN; THENCE N 8953'54" E, 150.42 FEET TO A FOUND IRON PIN; THENCE S 0006'11" E 96.30 FEET ALONG THE EAST LINE OF SAID TRACT TO AN EXISTING CHISELED "X" AT THE SE CORNER THEREOF; THENCE S 8932'00" E 53.14 FEET TO THE POINT OF BEGINNING, CONTAINING 1.77 ACRES, MORE OR LESS, BEING SUBJECT TO ANY AND ALL EASEMENTS AND RIGHTS OF WAY OR RECORD.

                                   EXHIBIT C
                                   ---------

                             (Kirksville Property)


Beginning at the Southwest corner of Lot 1, Block 2, Country Club Plaza, a subdivision filed for record in Plat Book 7, Page 6 of Adair County Records; thence along the West line of said Lot 1, North 00 degrees 45 minutes East a distance of 370.02 feet; thence leaving said lot line, South 82 degrees 07 minutes East, a distance of 151.17 feet; thence along a line 150 feet East of and perpendicular to the West line of said Lot 1, South 00 degrees 45 minutes West, a distance of 350.72 feet to the Northerly right-of-way of Country Club Drive, 60 feet wide, thence along the Northerly right-of-way of said Country Club Drive in a Westerly direction along the arc of a curve to the left having a radius of 530 feet, a distance of 22.47 feet to the point of tangent; thence North 89 degrees 36 minutes 30 seconds West, a distance of 127.52 feet to the point of beginning, being a part of Lot 1, Block 2, Country Club Plaza, as determined by Survey Order Number 5326, made by Edward A. Cleaver L.S. 1241, in August, 1999, and filed for record in Surveyors record Book 4, at Page 218, of the Adair County Records.

                                   EXHIBIT D
                                   ---------

                           (Mountain Home Property)


Part of the Southeast 1/4 Northeast 1/4 of Section 4, Township 19 North, Range 13 West, Baxter County, Arkansas, more particularly described as follows:
Beginning at the Northeast corner of the Southeast 1/4 of the Northeast 1/4, thence North 88 deg. 49' 28" East for a distance of 893.43 feet; thence South 00 deg. 06' 42" East for a distance of 345.60 feet to the point of beginning; thence South 88 deg. 42' 42" East for a distance of 300.51 feet; thence South 01 deg. 06' 18" West for a distance of 170.00 feet; thence North 88 deg. 41' 42" West for a distance of 296.90 feet; thence North 00 deg. 06' 50" West for a distance of 169.96 feet to the point of beginning.

Together with an easement for ingress and egress as shown in Easement dated October 24, 1977 and filed February 13, 1978 in Misc. Book 2 at page 227.

                                   EXHIBIT A
                                   ---------

                            (Russellville Property)


A part of the NW 1/4 of the NW 1/4 of Section 33, Township 8 North, Range 20 West described as follows: Beginning at a point which is 161.40 feet East of the SW corner of said NW 1/4 of the NW 1/4; thence North 77.50 feet; thence East
25.00 feet; thence North 71.90 feet to a point on the Southerly right of way of Interstate 40; thence North 89 degrees 34 minutes 05 seconds East along said right of way 574.00 feet; thence South 65 degrees 47 minutes 45 seconds East along said right of way 366.85 feet; thence West 933.55 feet to the point of beginning.

     Together with that certain Reciprocal Easement for Ingress/Egress and Parking between Arkansas Waffles, Inc. and Double W, Inc., dated March 9, 1990, recorded March 13, 1990 in Deed Book 24-J at Page 145, and re-recorded April 11, 1990, in Deed Book 24-J at Page 824, as amended by Amendment to Reciprocal Easement for Ingress/Egress and Parking dated October 30, 1990, recorded November 6, 1990 in Deed Book 24-T at Page 660.

LESS AND EXCEPT THE FOLLOWING TWO TRACTS:

Tract 1: A part of the NW 1/4 of the NW 1/4 described as commencing at the SW corner of said NW 1/4 of the NW 1/4; thence East 1094.95 feet to a point on the Southerly right of way of Interstate 40; thence North 65 degrees 47 minutes 45 seconds West along said right of way 362.85 feet to the point of beginning; thence South 24 degrees 12 minutes 15 seconds West 30.00 feet; thence North 65 degrees 47 minutes 45 seconds West 4.00 feet, thence North 24 degrees 12 minutes 15 seconds East 30.00 feet to a point on the Southerly right of way of Interstate 40; thence South 65 degrees 47 minutes 45 seconds East along said right of way 4.00 feet to the point of beginning.

Tract 2: A part of the NW 1/4 of the NW 1/4 of Section 33, Township 8 North, Range 20 West, Russellville, Pope County, Arkansas, more particularly described as follows: Commencing at the SW corner of said NW 1/4 of the NW 1/4; thence East 1094.95 feet to a point on the Southerly right of way of Interstate 40; thence North 65 degrees 47 minutes 45 seconds West along said right of way
366.85 feet to the point of beginning; thence South 24 degrees 12 minutes 15 seconds West 50.00 feet; thence North 65 degrees 47 minutes 45 seconds West 4.00 feet; thence North 24 degrees 12 minutes 15 seconds East 48.19 feet to a point on the Southerly right of way of Interstate 40; thence North 89 degrees 54 minutes 05 seconds East along said right of way 4.39 feet to the point of beginning.

                                   EXHIBIT F
                                   ---------

                              (Sedalia Property)


BEGINNING AT THE INTERSECTION OF THE NORTH LINE OF U.S. ROUTE 50 AND THE WEST LINE OF DUKE ROAD, SAID POINT BEING NORTH 6726'40" WEST, 892.35 FEET FROM THE WEST LINE OF THOMPSON BOULEVARD IN THE CITY OF SEDALIA, PETTIS COUNTY, MISSOURI; THENCE NORTH 6726'40" WEST ALONG THE NORTH RIGHT-OF-WAY LINE OF SAID U.S. ROUTE 50, 134.0 FEET TO THE POINT OF BEGINNING; THENCE CONTINUING NORTH 6726'40" WEST ALONG THE NORTH RIGHT-OF-WAY LINE OF SAID U.S. ROUTE 50, 150.0 FEET; THENCE NORTH 2233'20" EAST PARALLEL WITH THE WEST RIGHT-OF-WAY LINE OF SAID DUKE ROAD,
390.43 FEET; THENCE NORTH 0007'20" EAST PARALLEL WITH THE WEST RIGHT-OF-WAY LINE OF SAID DUKE ROAD, 202.10 FEET TO A POINT ON THE SOUTH RIGHT-OF-WAY LINE OF 2ND STREET; THENCE SOUTH 7404'40" EAST ALONG SAID SOUTH RIGHT-OF-WAY LINE, 155.89 FEET TO A POINT 139.26 FEET WEST OF THE WEST RIGHT-OF-WAY LINE OF SAID DUKE ROAD AS MEASURED ALONG THE SOUTH RIGHT-OF-WAY LINE OF SAID 2ND STREET; THENCE SOUTH 0007'20" WEST PARALLEL WITH THE WEST RIGHT-OF-WAY LINE OF SAID DUKE ROAD, 189.40 FEET; THENCE CONTINUING PARALLEL WITH SAID WEST RIGHT-OF-WAY LINE SOUTH 2233'20" WEST, 420.17 FEET TO THE POINT OF BEGINNING. EXCEPT THE SOUTH 60 FEET THEREOF FOR ROADWAY AND SEWER EASEMENT AS DESCRIBED IN BOOK 21, PAGE 239. BEING A PART OF LOT 2 OF THE NORTHEAST QUARTER OF SECTION 6, TOWNSHIP 45 NORTH, RANGE 21 WEST, PETTIS COUNTY, MISSOURI.

                                   EXHIBIT G


                  Description of E & P REIT Trust Transaction

                                      -34-